Exhibit 10.5

2018年6月29日

上海玩聚网络科技有限公司

深圳市中青宝互动网络股份有限公司

共青城增新投资管理合伙企业(有限合伙)

共青城先行网游投资管理合伙企业(有限合伙)

深圳鹏资创业投资企业(有限合伙)

跳悦科技(上海)有限公司

和

上海跳跃网络科技有限公司

关于

上海跳跃网络科技有限公司

之

股东权利委托协议

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股东权利委托协议

PROXY AGREEMENT

本股东权利委托协议(以下称“本协议”)由以下各方于2018年6月29日在中华人民共和国(以下称“中国”)上海市签署:

This Proxy Agreement (hereinafter referred to as the “Agreement”) is entered into on June 29 , 2018 in Shanghai, the People's Republic of China (hereinafter referred to as "PRC"), by and between:

(1)	股东1:上海玩聚网络科技有限公司

地址:上海市闵行区紫星路588号2幢1168室

(2)	股东2:深圳中青宝互动网络股份有限公司

地址:深圳市福田区深南中路电子科技大厦C座43层A1

(3)	股东3:共青城增新投资管理合伙企业(有限合伙)

地址:江西省九江市共青城私募基金园区405-200

(4)	股东4:共青城先行网游投资管理合伙企业(有限合伙)

地址:江西省九江市共青城私募基金园区405-196

(5)	股东5:深圳鹏资创业投资企业(有限合伙)

注册地址:深圳市南山区桃源街道丽山路大学城创业园1006室

(以上合称为“公司股东”)

(6)	跳悦科技(上海)有限公司(以下称“上海跳悦”)

地址:上海市闵行区紫星路588号2幢4150室

(7)	目标公司:上海跳跃网络科技有限公司(以下称“跳跃网络”)

地址:上海市金科路2889号长泰广场A栋12楼

(1)	Shareholder A: Shanghai Wanju Internet Technology Ltd.

Address: Room1168, Building 2, No.588 Zixing Road, Minhang District, Shanghai

(2)	Shareholder B: Shenzhen ZQ Game Corp.

Address: RoomA1, Floor 43, Tower C, Electronic Science & Technology Building, Shennan Middle Road, Futian District, Shenzhen

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(3)	Shareholder C: Gongqingcheng Zengxin Investment & Management Partnership (Limited Partnership)

Address: 405-200, Gongqingcheng Private Equity Funding Park, Jiujiang, Jiangxi Province

(4)	Shareholder D: Gongqingcheng Early Bird Internet Game Investment & Management Partnership (Limited Partnership)

Address:405-196, Gongqingcheng Private Equity Funding Park, Jiujiang, Jiangxi Province

(5)	Shareholder E: Shenzhen Pengzi Venture Capital Enterprise (Limited Partnership)

Address: Room 1006, University-town Business Park, Lishan Road, Taoyuan Street, Nanshan District, Shenzhen

(collectively with Party B be referred to as the “Shareholders”)

(6)	Jump Technology (Shanghai) co., Ltd (hereinafter referred to as "WFOE")

Address: Room 4150, Building 2, No. 588, Zixing Road, Minhang District, Shanghai

(7)	Shanghai Jump Network Technology Co.,Ltd .(hereinafter referred to as “Jump Technology” or the “Company” )

Address: 12th Floor, Building A, Changtai Square, No. 2889, Jinke Road, Pudong District, Shanghai

在本协议中,以上各方合称为“各方”,单独称为“一方”。

In this agreement, all parties above shall collectively be referred to as the “Parties,” and individually as a “Party.”

鉴于:

WHEREAS:

(1)	公司股东是跳跃网络的全体股东,持有跳跃网络的全部股权;

Reference to the Shareholders stand for all shareholders of the Jump Technology who have all equities of the Jump Technology; and

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(2)	公司股东有意分别委托指定的个人行使其在跳跃网络中享有的全部股东权利,上海跳悦同意指定相关人士接受该等委托。

Shareholders have intent to entrust individuals who will be designated by WFOE to exercise all shareholders' rights in the Jump Technology as the Shareholder and WFOE agreed to designate relevant personnel to accept the entrustment hereof.

各方经友好协商,兹一致协议如下:

THEREFORE, based on amicable negotiation, the Parties hereby agreed as follows:

第一条        股东权利委托

ARTICLE 1      Proxy Entrustment

1.1	公司股东在此不可撤销的授权上海跳悦在中国法律允许的前提下行使根据中国法律及跳跃网络公司章程分别享有的全部股东权利(以下合称“委托权利”),具体包括不限于:

The Shareholders hereby irrevocably authorize WFOE as proxy to enjoy all rights pursuant to the PRC Laws and the Articles of Association of Jump Technology to exercise all Rights as a shareholder (hereinafter collectively referred to as the "Proxy Rights") which shall include but not limited to the following:

(1)	作为公司股东的代理人出席跳跃网络的股东会会议,进行表决、签署相关股东会文件及以股东身份向相关监管当局提交文件及办理转让所需的政府审批、登记、备案等程序;;

As the proxy of the Shareholder,to attend the shareholders' meeting of the Jump Technology, to vote, to sign the relevant shareholders' meeting documents, to submit documents to the relevant regulatory authority as a shareholder and to perform the necessary government approval, registration, filing, and other procedures;

(2)	代表公司股东对所有需要股东会讨论、决议的事项行使表决权,包括但不限于指定和选举公司的董事、及根据公司届时有效的章程其他应由公司的股东任免的高级管理人员;

to exercise voting rights on behalf of the Shareholders upon all matters to be discussed or resolved by shareholders’ meeting, including but not limited to designation, election of directors, supervisors, and other senior managers who should be appointed by the Shareholders as stipulated in the Articles of Associations of the Company;

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(3)	提议召开临时股东会议;

to propose to convene an interim shareholders’ meeting;

(4)	跳跃网络章程中约定的其他股东权利,包括但不限于转让、质押或其他方式处置公司股权;

to exercise other shareholder rights pursuant to the Articles of the Jump Technology, including but not limited to transfer, pledge or other disposal of company's equity;

(5)	代表公司股东签署《独家买入期权协议》中约定的转让文件,以及履行与本协议同时签署的《独家买入期权协议》以及《股权质押协议》项下的权利义务并办理转让所需的政府审批、登记、备案等程序。

on behalf of the Shareholders to sign the transfer documents stipulated in the Exclusive Call Option Agreement, to fulfill the rights and obligations under the Exclusive Call Option Agreement and the Equity Pledge Agreement, and to handle the government approval, registration, filing and other procedures required for the transfer of equity.

1.2	上海跳悦可酌情将委托权利转让予任何第三方,不需要提前通知公司股东或获得公司股东的同意。

WFOE may, at its discretion, transfer the delegated rights to any third party without prior notice to the company's shareholders or the consent of the company's shareholders.

1.3	上海跳悦在本协议规定的授权范围内遵循法律与跳跃网络章程的规定谨慎勤勉地依法履行受托义务,并确保相关股东会的会议召集程序、表决方式与内容不违反法律、行政法规或者跳跃网络章程;在受托人履行了合理的注意义务的前提下,对其行使上述委托权利所产生的任何法律后果,公司股东均予以认可并承担相应责任。

WFOE shall exercise obligations diligently and prudently in accordance with the authorization scope within the prevailing PRC laws and regulations and Articles of Jump Technology. WFOE shall assure that the convening of the meeting, exercising the voting rights and contents of resolution shall be legitimate and abide by prevailing PRC laws, regulations and Articles of Jump Technology. When WFOE has properly realized their duty of diligence, the Shareholders shall acknowledge and be liable for the legal consequences arising out from WFOE’s exercise of the Proxy Rights.

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1.4	公司股东确认,上海跳悦在行使上述委托权利时,无需事先征求公司股东的意见,但中国法律另有规定的除外。但在各决议或召开临时股东会议的提议做出后,上海跳悦应及时告知公司股东。

The Shareholders hereby acknowledge that WFOE shall exercise the Proxy Rights at their discretion, unless otherwise provided by PRC laws and regulations. However, WFOE shall promptly notify the Shareholders when any issue was resolved by proxy or any proposal to convene an interim shareholders’ meeting.

第二条        知情权

ARTICLE 2      Right To Know

2.1	为行使本协议下委托权利之目的,上海跳悦有权了解跳跃网络的公司运营、业务、客户、财务、员工等各种相关信息,查阅跳跃网络的相关资料(包括但不限于与财务、业务和运营相关的任何账册、报表、合同、公司内部通信、董事会的所有会议记录和其他文件),跳跃网络应对此予以充分配合。

For the purpose of exercising the Proxy Rights under this Agreement, WFOE shall have access to and right to know all company information in relation to the business operation, business, customer information, financial information, employee information, etc., and to the company-related documents (including but not limited to any company book, statement, contract, interior communicate filings, meeting minutes of the board meeting or other documentations with respect to financial, business and operation of the company). The Jump Technology shall work actively with Proxy's above requests.

第三条        委托权利的行使

ARTICLE 3      The Execution Of Proxy Right

3.1	公司股东将就上海跳悦行使委托权利提供充分的协助,包括在必要时(例如为满足政府部门审批、登记、备案所需报送文件之要求)及时签署受托人就跳跃网络做出的股东会决议或其他相关的法律文件。

The Shareholders shall provide sufficient assistance to WFOE for its exercise of the proxy Rights, including prompt execution of the resolutions of the shareholders' meeting of the Company or other related legal documents made by the Proxy when necessary (for example, when the submission of such documents is necessary for the approval of, or registration or filing with government authorities).

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3.2	如果在本协议有效期内,本协议项下委托权利的授予或行使因任何原因(公司股东或跳跃网络违约除外)无法实现,或任何一方有司法管辖权的监管机构(包括但不限于纳斯达克证券交易所及美国证监会)对本协议内容有任何意见或要求,公司股东将尽力满足有关要求或遵从有关意见,包括但不限于以书面形式同意修订本协议。

If at any time within the term of this Agreement, the granting or exercise of the proxy rights hereunder is unenforceable for any reason (except for default by the Shareholders or Jump Technology), or the regulatory authorities(including but not limited to NASDAQ and the U.S. Securities and Exchange Commission) have any opinions or requests for the contents of this Agreement, the Shareholders must try their best to meet the relevant requirements or comply with relevant opinions, including but not limited to amend this Agreement.

3.3	本协议有效期内,上海跳悦是公司股东的唯一的排他的代理人,公司股东在此承诺放弃股权相关的所有权利,且不再自行行使该等权利。

During the term of this Agreement, WFOE is the exclusive agent of the Shareholders. The Shareholders hereby agree to abandon all rights related to the equity and no longer exercise the rights on their own.

第四条        免责与补偿

ARTICLE 4       Exemptions and Compensation

跳跃网络与公司股东应确保上海跳悦免于遭受损失并应赔偿任何因受托人行使委托权利而产生的一切损失,包括但不限于因任何第三方向其提出诉讼、追讨、仲裁、索赔或政府机关的行政调查、处罚而引起的任何损失。但如由于管理公司或受托人故意或重大过失而引起的损失,则该等损失不在补偿之列。

The Company and the Shareholders agree to indemnify and hold harmless WFOE against all losses which it suffers or may suffer in connection with the Agent's exercise of the proxy Rights, including but not limited to, any loss resulting from any litigation, demand, arbitration, claim initiated by any third party against them, and losses from administrative investigation or penalty by government authorities. However, losses suffered as a result of the intentional misconduct or gross negligence of the WFOE shall not be indemnified.

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第五条        声明与保证

ARTICLE 5      Warranties and Representations

5.1	公司股东兹分别及连带地声明与保证如下:

Shareholders hereby jointly and separately declare and guarantee that:

(1)	公司股东均为具有完全行为能力的中国公民;其具有完全、独立的法律地位和民事行为能力,可以独立地作为一方诉讼主体。

the Shareholders are PRC citizens with full capacity and with full and independent legal status and legal capacity and can act independently as a subject of actions.

(2)	其拥有签订和履行本协议及其他所有与本协议所述交易有关的、其将签署的文件的完全权力和授权。

the Shareholders have full power and authority to execute and deliver this Agreement and all other documents to be entered into by them which are related to the transaction contemplated hereunder, as well as to consummate such transaction.

(3)	本协议由公司股东合法签署并履行;本协议对协议各方均具有约束力,任何一方可根据本协议条款对其强制执行。

this Agreement shall be duly and lawfully executed and delivered by the Shareholders and shall constitute the legal and binding obligations, enforceable against them in accordance with the terms hereof. This Agreement have been duly entered and delivered by the Shareholders; this Agreement constitutes valid and legally binding obligations of the Shareholders and is enforceable in accordance with respective terms.

(4)	公司股东在本协议生效时是跳跃网络的合法股东,除本协议、其与管理公司签订的《股权质押协议》和其与跳跃网络、管理公司签订的《独家买入期权协议》中所设定的权利外,不存在其他受托人。根据本协议,受托人可以根据中国法律与跳跃网络届时有效的章程完全、充分地行使委托权利。

The Shareholders are the registered lawful shareholders of Jump Technology as of the effective date hereof, and except the rights created by this Agreement, the Equity Pledge Agreement between the Shareholders and the WFOE and the Exclusive Call Option Agreement among the Shareholders, Jump Technology and the WFOE, there is no third-party rights on the proxyRights. Pursuant to this Agreement, the Proxy may completely and sufficiently exercise the Proxy Rights in accordance with the then-effective Articles of Jump Technology.

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5.2	管理公司及跳跃网络声明并保证:

WFOE and Jump Technology hereby respectively represent and warrant that:

(1)	其是根据中国法律适当注册并合法存续的有限责任公司,具有独立法人资格;具有完全、独立的法律地位和法律能力签署、交付并履行本协议,可以独立地作为一方诉讼主体。

each of them is a limited liability company duly incorporated and validly existing under the PRC law, with an independent corporate personality, and has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions; and

(2)	其拥有签订和交付本协议及其他所有与本协议所述交易有关的、其将签署的文件的公司内部的完全权力和授权,其拥有完成本协议所述交易的完全权力和授权。

each of them has the full internal power and authority to execute and deliver this Agreement and all other documents to be entered into by it related to the transaction contemplated hereunder, and has the full power and authority to consummate such transaction hereunder.

5.3	跳跃网络进一步声明与保证,公司股东在本协议生效时是跳跃网络登记注册的全部合法股东。根据本协议,上海跳悦可以根据中国法律与跳跃网络届时有效的章程完全、充分地行使委托权利。

The Jump Technology further represents and warrants that the Shareholders are all the lawfully registered shareholders of the Company as of the effective date of this Agreement. Pursuant to this Agreement, the Proxy may completely and sufficiently exercise the proxyRights in accordance with the then-effective Articles of the Jump Technology.

5.4	各方兹此确认,根据公司股东与上海跳悦签署的《股权质押协议》的约定,公司股东已将其在跳跃网络中分别持有的全部股权质押给上海跳悦,以担保公司股东与跳跃网络在本协议下的义务的履行。

It is hereby confirmed by all parties that according to the terms and conditions in Equity Pledge Agreement entered by the Shareholders and WFOE, each of the Shareholders has delivered its equity in the Jump Technology as pledge to WFOE as a guarantee of the performance of this Agreement.

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第六条        协议期限

ARTICLE 6        Term of the Agreement

本协议自各方正式签署之日起生效,本协议有效期为20年且届满后自动续展1年,之后以此类推;除非根据本协议第8.1条的规定提前终止本协议。此外,受托人可在任意时间提前30日向公司股东和公司发出解除通知,从而单方解除本协议。

This Agreement shall become effective upon execution of all Parties hereto, and will remain effective for 20 years and then be automatically renewed for a period of 1 year, and so forth, unless in accordance with the provisions of Article 8.1 hereof. Additionally, WFOE shall unilaterally terminate this agreement at any time by giving Shareholders and Jump Technology a prior 30 day’s termination notice.

第七条        通知

ARTICLE 7        Notice

7.1	本协议规定一方向另一方发出的通知或书面函件(包括但不限于本协议项下所有书面文件或通知)均应通过以下方式送达相应一方:

Any notice or written communication provided for in this Agreement by either Party to the other, including but not limited to any and all writings or notices to be given hereunder, shall be delivered as per the contact information shown on the cover page of this Agreement:

(1)	当面递交;或

by hand; or

(2)	专递信函;或

by courier service delivered letter; or

(3)	传真;或

by facsimile; or

(4)	电子邮件。

by email.

7.2	上述通知或者书面函件在以下时间被视为已经送达:

Notices shall be deemed to have been delivered at the following times:

(1)	如果以当面递交方式送达,送达指定地址并签署回执或其他送达证明;

if by hand, on reaching the designated address and subject to return receipt or other proof of delivery;

(2)	如果是以专递信函方式送达,为递交日后的第二个营业日;

if by courier, the second workday after the date of dispatch;

(3)	如果是以传真的方式送达,为发送传真方的传真机发送的报告确认书(表明已向相关传真号码发送完整的、未中断的传真)上标记的日期后的下一个营业日;且

if by fax, upon the next workday following the date marked on the confirmation of transmission report by the sender's fax machine, indicating completed uninterrupted transmission to the relevant facsimile number; and

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(4)	如果是以电子邮件的方式送达,为发件人电子邮件服务系统中 “已发件箱”所注明的发件时间。

if by email, upon the next workday following the date indicated in the sent box of the email service system.

7.3	在本协议期限内,一方可随时根据第7.1条的约定,通知另一方变更通知送达地址。

During the term of this Agreement, each Party may change its particulars for receipt of notices at any time by notice given to the other Party in accordance with this Article 7.1.

第八条        违约责任

ARTICLE 8      Liability for Breach Of Contract

8.1	本协议双方应按约定履行义务。任何一方(以下简称“违约方”)有违反本协议约定的,守约方(以下简称“守约方”)应通知违约方在十(10)个工作日内予以纠正或采取补救措施;如在上述期限内违约方不予补正或不采取补救措施,守约方有权解除本协议,并要求违约方赔偿因此造成的全部损失,本协议另有约定的除外。

The Parties hereto shall perform their respective obligations in accordance with this Agreement. Where either Party (hereinafter referred to as “Breaching Party”) breaches this Agreement, the other Party (hereinafter referred to as “Non-breaching Party”) may require the Breaching Party to correct or remedy within ten (10) workdays. Unless otherwise provided herein, if the Breaching Party fails to correct or remedy within the specified period, then the Non-breaching Party may terminate this Agreement and claim compensation for the losses arising therefrom.

8.2	为方便计算,如公司股东未经受托方允许而终止本协议,或公司股东未经受托方允许擅自行使股东权利而导致受托方终止本协议的,公司股东应向上海跳悦支付的违约金为人民币10000万元整;该违约金已包含了公司股东对受托方的所有直接和间接损害的赔偿金。

In the event that the Shareholders terminated this Agreement unilaterally or the Shareholders exercise shareholder rights without permission of the Proxy, the Shareholders shall pay an amount of RMB 100,000,000.00 as liquidated damages to WFOE. Such liquidated damage includes all direct and indirect losses occurred therefrom.

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8.3	尽管有本协议其他规定,本第八条的规定的效力不受本协议中止或者终止的影响。

Notwithstanding other provisions of this Agreement, the efficacy of this Article shall not be affected by the suspension or termination of this Agreement.

第九条        不可抗力
ARTICLE 9       Force Majeure

9.1	本协议所称的不可抗力是指一切不可预见、不可避免并不能克服的客观情况,包括但不限于洪水、地震、飓风、火灾等自然灾害以及战争、动乱等社会事件。

A force majeure refers to any unforeseeable, insuperable and unavoidable objective circumstances, including but not limited to, such natural disasters as flood, earthquake, hurricane or fire or such social events as war or turmoil etc.

9.2	因不可抗力而致使本协议中任何一方或双方部分或全部不能履行本协议的,遭受不可抗力的一方无需向对方承担违约责任,但应及时通知对方不可抗力的发生情况,并提交由当地公证机构出具的有关不可抗力的证明材料。

Should either party be prevented from performing its obligations hereunder, in whole or in part, by events of force majeure, the prevented party shall promptly notify the other party of the occurrence of the force majeure the certification to be issued by the local notary office.

9.3	不可抗力情况消失后,如本协议的目的仍可以实现,双方应继续履行本协议。如因不可抗力导致本协议的目的无法实现,则本协议任何一方均有权解除本协议,且免予承担违约责任。

Once the force majeure vanishes, if the objective of this Agreement can still be achieved, both Parties shall continue to perform this Agreement. If the objective of this Agreement cannot be achieved because of the force majeure, either Party may terminate this Agreement free from any liability for breach of this Agreement

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第十条        法律适用及争议解决

ARTICLE 10      Applicable Laws and Dispute Resolution

10.1	本协议的订立、解释、履行均适用中华人民共和国的法律。

The execution, interpretation and performance of this Agreement shall be governed by the laws of the PRC.

10.2	因本协议引起的或与本协议有关的一切争议,各方应首先友好协商解决;协商不成的,任何一方均有权提请上海国际经济贸易仲裁委员会按照该会届时有效的仲裁规则以中文进行仲裁。仲裁裁决是终局的,对各方均有约束力。除仲裁裁决另有规定外,因本案而发生的仲裁费、公证费、律师费和其他合理费用应由败诉一方承担。

All disputes arising from or in connection with this agreement shall be settled through amicable negotiations. Where no settlement is reached through negotiations, either party may submit the disputes to the Shanghai International Economic and Trade Arbitration Commission for arbitration which shall be conducted in the Chinese language in accordance with the Commission's arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon all Parties. Any and all the arbitration fees, notarization fees, legal fees and such other reasonable expenses as incurred in connection with the arbitration proceeding shall be borne by the losing party, unless otherwise provided by the arbitral award.

10.3	仲裁过程中,除各方有争议正在进行仲裁的部分外,本协议应继续履行。

In the process of arbitration, except for the part under arbitration, this Agreement shall be performed continuously.

第十一条        其他事项

ARTICLE 11        Miscellaneous

11.1	本协议用中文英文做成,正本一式4份,本协议之各方当事人各执1份,如为登记或备案之目的可相应增加签署正本份数。如遇冲突,以中文本为主。

This Agreement is made in Chinese and English. It shall have 4 hard copies of the original with equal standing and each party shall have 1 copy. For the purposes of registering or filing, it is permissible to make more signed original copies (if needed). In case of discrepancy, the Chinese version shall prevail.

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11.2	一方不行使或延迟行使其根据本协议或法律享有的任何权利、权力和补救(以下称“该等权利”)将不会被视为其对该等权利的放弃,且任何对单个或部分该等权利的放弃也不能排除其行使其他该等权利。
A Party’s not exercising or delay in exercising any rights, powers and/or remedies (“Such Rights”) granted by this Agreement or laws shall not be deemed a waiver of Such Rights. Any single or partial waiver of any Such Rights shall not constitute of waiver of any of the other Such Rights.

11.3	本协议各条的标题仅为索引而设,在任何情况下,该等标题不得用于或影响对本协议条文的解释。 Headings of this Agreement are for convenience only and under no condition shall be used to interpret or affect the interpretation of this Agreement.

11.4	本协议取代先前各方达成的与本协议规定的事宜相关的任何其它书面或口头协议,并构成协议各方之间的完整协议。
This Agreement constitutes the entire agreement between the Parties in respect of it subject matter and cancels and supersedes any previous agreement or arrangement between the Parties whether oral or in writing.

11.5	本协议的每一条款均可分割且独立于其他每一条款,如果在任何时候本协议的任何一条或多条条款成为无效、不合法或不能执行,本协议其他条款的有效性、合法性和可执行性并不因此而受到影响。
Each provision in this Agreement shall stand independently. If any provision is held to be illegal, invalid or unenforceable, the provision in question shall not affect the legality, validity or enforceability of the remaining provisions contained herein.

11.6	本协议的任何修改、补充必须以书面形式进行,并由本协议各方适当签署后方能生效。 Any modification or supplement of this Agreement shall be made in writing and shall come into force upon the signature of all Parties.

11.7	本协议对各方的合法继受人均具有约束力。 This Agreement is also binding for the legal successors of the Parties.

11.8	各方承诺其将各自依法申报和缴纳本协议项下的交易所涉及的税费。 All Parties undertake that they shall declare and pay their respective tax fees relating to the transaction of this Agreement.

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[Conclusion of Main Body]

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[签署页]

[Signature Page]

兹此为证,本股东表决权委托协议由以下各方于文首之日期及地点签署。

IN WITNESS WHEREOF, this Agreement has been signed by the Parties as of the date and at the place first above written.

股东1 Shareholder A 上海玩聚网络科技有限公司 Shanghai Wanju Internet Technology Ltd. 签章Seal: 代表签名Signature:	股东3 Shareholder C 共青城增新投资管理合伙企业(有限合伙) Gongqingcheng Zengxin Investment & Management Partnership (Limited Partnership) 签章Seal: 代表签名Signature:

股东2 Shareholder B 深圳市中青宝互动网络股份有限公司 Shenzhen ZQGame Interactive Corp. 签章Seal: 代表签名Signature:	股东4 Shareholder D 共青城先行网游投资管理合伙企业(有限合伙) Gongqingcheng Early Bird Online Game Investment & Management Partnership (Limited Partnership) 签章Seal: 代表签名Signature:

股东5 Shareholder E

深圳鹏资创业投资企业(有限合伙)

Shenzhen Pengzi Venture Capital Enterprise (Limited Partnership)

签章Seal:

代表签名Signature:

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[签署页]

[Signature Page]

兹此为证,本股东表决权委托协议由以下各方于文首之日期及地点签署。

IN WITNESS WHEREOF, this Agreement has been signed by the Parties as of the date and at the place first above written.

跳悦科技(上海)有限公司

Jump Technology (Shanghai) co., Ltd

签章Seal:

代表签名Signature:

上海跳跃网络科技有限公司

Shanghai Jump Network Technology Co.,Ltd ..

签章Seal:

代表签名Signature:

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